Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on (i) Form S-16 (Nos. 2-51894, 2-55664, 2-63470 and 2-75654), (ii) Form S-8 (Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443, 33-54555, 333-08059, 333-08087, 333-60839, 333-42178, 333-53908, 333-74864, 33-46999, 333-122345, and 333-104264), (iii) Form S-3 (Nos. 2-84910, 33-26314, 33-23880, 33-42698, 33-44871, 33-45091, 33-54317, 33-69432, 333-04385, 333-40869, 333-44421, 333-55921, 333-68257, 333-54896, 333-55866, 333-91257, 333-91316-02, 333-102963, 333-102962-02, 333-122555-01 , 333-123408-01 and 333-129033-01 ), and (iv) Form S-4 (Nos. 333-102873 and 333-130582-01 ) of  Kinder Morgan, Inc. of our report dated March 13, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K, and of our report dated March 13, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Kinder Morgan Energy Partners, L.P., which appears in Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K which is incorporated by reference in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas

March 13, 2006